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                                                                    EXHIBIT 99.1

                                   EXHIBIT A
                                   ---------

                                     NOTE

$300,000                                     Irvine, California

                                             February 1, 2001


     FOR VALUE RECEIVED, John A. Muskovich (the "Borrower") promises to pay to eMachines, Inc., a Delaware corporation (the "Company"), or order, the principal sum of $300,000. No interest is to be charged on the principal. Both the Borrower and the Company acknowledge that income may be imputed to either in connection with this interest free loan.

     In the event the Borrower shall cease to be an employee of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance of principal on this Note shall be due and payable within thirty (30) days of the date of such cessation of employment with the Company. Notwithstanding the foregoing, the entire principal amount of this loan shall be forgiven in the event the Borrower remains continuously employed with the Company through December 17, 2003.

     Payment of principal shall be made in lawful money of the United States of America. The undersigned may at any time prepay all or any portion of the principal owing hereunder.

     This Note is subject to the terms of the employment agreement between the Borrower and the Company, dated as of December 18, 2000. This Note is secured in part by a pledge of collateral under the terms of a Securities Account Pledge Agreement of even date herewith and is subject to all the provisions thereof.

     The holder of this Note shall have full recourse against the Borrower for the outstanding balance of this Note, but shall be required to first proceed against the collateral securing this Note in the event of default, and second against the Borrower.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the Borrower.

                                        /s/ JOHN A. MUSKOVICH
                                        ________________________________________
                                         Signature

                                        John A. Muskovich
                                        ________________________________________
                                         Print Name